As filed on March 22, 2004

Registration No. 333-67533

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SOFTWARE, INC.

(Exact name of issuer as specified in its charter)

GEORGIA	58-1098795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E.,

Atlanta, Georgia 30305

(Address of Principal Executive Offices)

AMERICAN SOFTWARE, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Agent for Service:	With Copies to:

Henry B. Levi, Esq. Gambrell & Stolz, L.L.P. 3414 Peachtree Road Suite 1600 Atlanta, Georgia 30326	James C. Edenfield and Vincent C. Klinges American Software, Inc. 470 East Paces Ferry Road, N.E. Atlanta, Georgia 30305

Telephone number of Agent for Service: (404) 577-6000

BACKGROUND

On November 19, 1998, the Issuer filed with the Commission Registration Statement No. 333-67533 on Form S-8 in order to register 400,000 Class A Common Shares for issuance pursuant to the Issuer’s Employee Stock Purchase Plan (the “Plan”). Under the Plan, 118,955.573 shares were purchased for participants’ accounts in the open market during the period November 19, 1998 through October 31, 2003, leaving a balance of 281,044.427 registered shares.

Effective October 31, 2003, the Board of Directors of the Issuer voted to terminate the Plan.

DEREGISTRATION

Based upon the foregoing, and pursuant to the undertaking in Registration Statement No. 333-67533, the Issuer hereby deregisters the 281,044.427 Class A Common Shares heretofore registered and not sold pursuant to Registration Statement No. 333-67533.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on March 3, 2004.

AMERICAN SOFTWARE, INC.

By:	/s/ James C. Edenfield

James C. Edenfield, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ James C. Edenfield James C. Edenfield	President, Chief Executive Officer (Principal Executive Officer and Director )	March 3, 2004

Thomas L. Newberry	Chairman of the Board of Directors

/s/ J. Michael Edenfield J. Michael Edenfield	Director	March 3, 2004

/s/ David H. Gambrell David H. Gambrell	Director	March 3, 2004

/s/ Dennis Hogue Dennis Hogue	Director	March 3, 2004

/s/ John J. Jarvis John J. Jarvis	Director	March 3, 2004

/s/ James B. Miller, Jr. James B. Miller, Jr.	Director	March 3, 2004

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/s/ Thomas L. Newberry, V Thomas L. Newberry, V	Director	March 3, 2004

/s/ Vincent C. Klinges Vincent C. Klinges	Chief Financial Officer	March 3, 2004

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